Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-193549) pertaining to Novavax Inc. common stock,
(2)	Registration Statement (Form S-3 No. 333-187267) pertaining to Novavax Inc. common stock,
(3)	Registration Statement (Form S-8 No. 333-198121) pertaining to the Novavax Inc. stock incentive plan,
(4)	Registration Statement (Form S-8 No. 333-190600) pertaining to the Novavax Inc. stock incentive plan,
(5)	Registration Statement (Form S-8 No. 333-190599) pertaining to the Novavax Inc. 2013 employee stock purchase plan,
(6)	Registration Statement (Form S-8 No. 333-183113) pertaining to the Novavax Inc. stock incentive plan,
(7)	Registration Statement (Form S-8 No. 333-145298) pertaining to the Novavax Inc. stock incentive plan,
(8)	Registration Statement (Form S-8 No. 333-130990) pertaining to the Novavax Inc. stock incentive plan,
(9)	Registration Statement (Form S-8 No. 333-110401) pertaining to the Novavax Inc. stock incentive plan,
(10)	Registration Statement (Form S-8 No. 333-97931) pertaining to the Novavax Inc. stock incentive plan,
(11)	Registration Statement (Form S-8 No. 333-46000) pertaining to the Novavax Inc. stock incentive plan,
(12)	Registration Statement (Form S-8 No. 333-77611) pertaining to the Novavax Inc. stock incentive plan,
(13)	Registration Statement (Form S-8 No. 33-80279) pertaining to the Novavax Inc. stock incentive plan, and
(14)	Registration Statement (Form S-8 No. 33-80277) pertaining to Novavax Inc. stock incentive plan of our reports dated February 26, 2015, with respect to the consolidated financial statements of Novavax, Inc., and the effectiveness of internal control over financial reporting of Novavax, Inc., included in this Annual Report (Form 10-K) of Novavax, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Baltimore, MD

February 26, 2015